EXHIBIT 99.1

[LOGO] INTER-TEL(R)                                                 NEWS RELEASE
1615 SOUTH 52ND STREET, TEMPE, ARIZONA 85281 (480) 449-8900 FAX (480) 449-8929

FOR RELEASE     April 21, 2003
RELEASE NUMBER  INTL 03-08
CONTACT         Steven G. Mihaylo, Chairman, President and CEO (775)954-1211
                Norman Stout, Executive Vice President and CAO (480)449-8900
                Craig W. Rauchle, Executive Vice President and COO (775)954-1200
                Kurt R. Kneip, Sr. Vice President and CFO (480)449-8900

                 INTER-TEL ANNOUNCES FIRST QUARTER 2003 RESULTS

TEMPE, ARIZONA . . . APRIL 21, 2003 . . . INTER-TEL, INCORPORATED (NASDAQ: INTL) today announced operating results for the first quarter ended March 31, 2003. Net sales for the first quarter of 2003 were $84.2 million, compared to net sales of $90.1 million for the first quarter of 2002.

Net income for the first quarter ended March 31, 2003 was $4.7 million ($0.18 per diluted common share), compared to net income of $15.4 million ($0.60 per diluted common share), for the first quarter of 2002, including an arbitration settlement(1). Excluding the arbitration settlement in 2002, Non-GAAP net income in 2002 was $6.0 million ($0.24 per diluted share).

"We have continued to effectively manage our balance sheet and generate cash from operations, especially during this period of prolonged difficult economic conditions," noted Steven G. Mihaylo, Inter-Tel's Chairman and CEO. "Inter-Tel's cash and short-term investment balances at March 31, 2003 were $131.6 million. For the quarter ended March 31, 2003, Inter-Tel's days sales outstanding were approximately 40 days (based on 90 days sales) and inventory turns were approximately 10 times. In addition, Inter-Tel's 2003 gross margin increased to 52.4% compared to 50.0% in the first quarter of 2002. This increase reflected the strength of recurring revenues from our customer base, cost reductions achieved through process improvements and higher software sales as a percentage of total sales. The first quarter is historically our weakest quarter of any fiscal year and we currently expect our second quarter 2003 operating results to be an improvement over the first quarter of 2003."

You may access our quarterly earnings results webcast, which is scheduled for April 21st at 6:00 p.m. (ET) via the Internet at http://www.inter-tel.com. Select "News & Events" from the top navigation bar. A link to the webcast will be displayed within the "News & Events" section. A replay of the webcast will be available on the Internet until April 21, 2004 at 11:59 p.m. (ET).

ABOUT INTER-TEL, INCORPORATED

Inter-Tel (Nasdaq: INTL - news) is a leading provider in the United States of Managed Communications Services and business telephone systems and related call processing software, voice processing and unified messaging software, Internet Protocol (IP) telephony software, productivity enhancing software, computer telephone (CT) applications and call accounting software. Inter-Tel is also in the voice and data convergence market, with a line of voice and data routers, IP phones, e-commerce Web software, client software and related networking software, which allow Inter-Tel to handle networked applications as large as 40,000 ports. More information is available at http://www.inter-tel.com.

----------
(1) Inter-Tel received a gross cash award of $20 million in February 2002 in settlement of a binding arbitration claim. Income taxes, attorney's fees, expert witness costs, arbitration costs and additional costs and expenses, including $1.3 million in bonus payments to employees who assisted in the litigation and arbitration, totaled approximately $10.6 million in 2002. Accordingly, net income from this arbitration totaled approximately $9.4 million ($0.37 per diluted share).

This news  release  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the operating results Inter-Tel expects for the second quarter of 2003. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to the risk that Inter-Tel's actual results may be different from projected results depending on a number of factors, including macroeconomic, industry, competitive and technological changes; risks relating to the war in Iraq and terrorist hostilities; retention of employees, existing dealers and customers; the composition, timing and size of orders from and shipments to customers; price and product competition; dependence on new product development; availability of inventory from suppliers; market acceptance of new and existing products; protection of our proprietary technology; and product defects. For a further list and description of such risks and uncertainties, please see the Company's previously filed SEC reports including the Company's Form 10-K, dated March 21, 2003. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                    INTER-TEL, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                                      Pro Forma
                                                                Three Months             2002
(in thousands, except per share amounts)                       Ended March 31,        Excluding        2002
                                                             2003          2002       Litigation    Litigation
                                                          ----------    ----------    ----------    ----------
NET SALES                                                 $   84,169    $   90,069    $   90,069    $       --
  Cost of sales                                               40,095        45,016        45,016            --
                                                          ----------    ----------    ----------    ----------
GROSS PROFIT                                                  44,074        45,053        45,053            --
                                                          ----------    ----------    ----------    ----------

  Research & development                                       5,234         4,317         4,317            --
  Selling, general and administrative                         31,246        30,657        30,657            --
  Amortization of purchased intangible assets                    428           257           257            --
                                                          ----------    ----------    ----------    ----------
                                                              36,908        35,231        35,231            --
                                                          ----------    ----------    ----------    ----------

OPERATING INCOME                                               7,166         9,822         9,822            --

  Litigation settlement (net of costs except for taxes)           --        15,302            --        15,302
  Write-down of investment in Inter-Tel.NET/Vianet                --          (600)         (600)           --
  Interest and other income                                      443           440           440            --
  Foreign currency transaction losses                            (40)          (84)          (84)           --
  Interest expense                                               (32)          (34)          (34)           --
                                                          ----------    ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                                     7,537        24,846         9,544        15,302
INCOME TAXES                                                   2,865         9,451         3,512         5,937
                                                          ----------    ----------    ----------    ----------

NET INCOME                                                $    4,672    $   15,395    $    6,032    $    9,365
                                                          ==========    ==========    ==========    ==========

NET INCOME PER SHARE--BASIC                               $     0.19    $     0.64    $     0.25    $     0.39
                                                          ==========    ==========    ==========    ==========

NET INCOME PER SHARE--DILUTED                             $     0.18    $     0.60    $     0.24    $     0.37
                                                          ==========    ==========    ==========    ==========
Average number of common
  shares outstanding -- Basic                                 24,920        24,179        24,179        24,179
                                                          ==========    ==========    ==========    ==========
Average number of common
  shares outstanding -- Diluted                               26,039        25,550        25,550        25,550
                                                          ==========    ==========    ==========    ==========

OTHER SELECTED FINANCIAL DATA

(in thousands, except DSO and                              March 31,   December 31,
  Inventory turn amounts)                                    2003          2002
                                                          ----------    ----------
  Cash and short-term investments                         $  131,598    $  125,839
  Accounts receivable - net                                   37,681        42,566
  Inventories                                                 11,405        11,329
  DSO (based on 90 days sales)                                  40.3          38.8
  DSO (based on trailing 12 mo. sales)                          36.1          40.2
  Inventory Turns                                               10.2          10.6